Exhibit 99.1

Solazyme Reports Third Quarter 2011 Results

Company Continues to Advance Commercialization of Tailored Oils:

•     New Feedstock Agreements Covering 90% of Capacity Requirements through 2015

•     United Flight 1403 on Solajet: First U.S. Commercial Flight on Biofuel

•     Sites Selected for Bunge and Solazyme Roquette Nutritionals Manufacturing Plants

•     First Tailored Nutritional Oils Development Agreement Signed with Unilever

South San Francisco, Calif. – Nov. 7, 2011 – Solazyme, Inc. (NASDAQ: SZYM), a renewable oil and bioproducts company, announced today financial results for the third quarter ended September 30, 2011 and recent key corporate highlights.

“We are making substantial progress with the commercialization of our high value tailored oils,” said Jonathan Wolfson, CEO, Solazyme. “During the last three months, we advanced important partnerships with industry leaders Bunge, Roquette and Unilever. All of these partners are committing significant capital and expertise into accelerating our commercialization and profitability. Demand for our products continues to be strong and our technology is proven, as evidenced by United Airlines choosing Solajet™ for the first U.S. commercial flight on biofuels this morning.”

Today, Solazyme also announced three new non-binding feedstock agreements. These agreements, combined with the Company’s previously announced partnership with Bunge, would support the production of 450,000 Metric Tons of annual tailored oil capacity in Brazil and the United States.

“These new agreements offer further evidence of both our execution and the compelling value proposition we offer to our partners,” added Mr. Wolfson. “Combined with our Bunge agreement, we have signed four agreements since August that are expected to give us access to the feedstock required to meet 90% of our manufacturing capacity targets for 2015.”

Financial Results

Total revenue for the third quarter ended September 30, 2011 was $8.9 million compared with $4.6 million in the third quarter of 2010. Third quarter GAAP net loss attributable to Solazyme, Inc. common stockholders was $14.1 million, which compares with $9.0 million in the prior year period. On a non-GAAP basis, the net loss attributable to Solazyme, Inc. common stockholders was $11.5 million for the quarter, compared with $8.6 million in the prior year quarter. A reconciliation of GAAP to non-GAAP results is included below.

“We offer our partners a compelling value proposition to diversify their business, improve margins and earn an attractive return on their capital in a relatively short period of time,” said Tyler Painter, CFO, Solazyme. “With $250.6 million in cash, cash equivalents and marketable securities, we are well capitalized and are on track to achieve our commercialization targets.”

Business Highlights

•

Signed Four New Feedstock Agreements. Since August, Solazyme signed four non-binding feedstock deals— including the previously announced Joint Venture Framework Agreement with Bunge and 3 additional MOU and joint-development agreements with new partners. In total, these four agreements are expected to provide for enough feedstock to meet 90% of the Company’s 2015 tailored oil manufacturing capacity target.

•

Site Location Selected and Engineering Firm Engaged for Renewable Oil Plant in Brazil with Bunge. Solazyme and Bunge have selected industry-leading design firm CH2M Hill to develop the engineering package for their 100,000 Metric Ton renewable oil production plant. The facility, with a target completion date in 2013, is being designed as a bolt-on to Bunge’s Moema sugar cane mill. The engineering package is co-funded by the two companies.

•

Solazyme Roquette Nutritionals Selects Location of Manufacturing Facility in Lestrem, France. Microalgae foods pioneer, Solazyme Roquette Nutritionals, announced the manufacturing facility for both Phase I and Phase II production. The Phase I, 300 Metric Ton facility is on schedule to be operational for the end of 2011 for the production of Whole Algalin Flour, at Roquette’s commercial production plant in Lestrem, France. The Phase II, 5,000 Metric Ton facility will be expanded from the Phase I facility in Lestrem in 2012.

•

Solazyme’s Peoria, IL Renewable Oil Production Facility on Schedule. The Company remains on schedule for the build-out of its Peoria, Illinois facility and has commenced fermentation operations. Additionally, Solazyme expects the DOE funded integrated biorefinery in Peoria to come online on schedule in the first half of 2012.

•

Delivery of over 283,000 liters of military-spec diesel to U.S. Navy; Phase II contract fully funded; Successful test in a LCU-1663 yard patrol vessel. Solazyme completed the delivery of 283,000 liters of in-spec HRF-76 marine diesel fuel to the U.S. Navy under its current agreement with the U.S. Department of Defense, through the Defense Logistics Agency, Fort Belvoir, VA, and received the committed funding for an additional 283,000 liters to be delivered in the first half of 2012. In addition to these deliveries, the Navy continued its successful testing of Solazyme’s fuel in a new vessel—a 135-foot-long landing craft utility (LCU) vessel.

•

Unilever Fully Funds Expanded Two-Year Joint Development Agreement and Signs Initial Offtake Agreement; First Agreement for Tailored Nutritional Oils. Solazyme significantly expanded upon its partnership with Unilever, including its first tailored nutritional oil development program. Upon successful completion of the development agreement and related activities, the two companies have agreed to the terms of a contingent multi-year supply agreement in which Unilever would purchase commercial quantities of Solazyme’s renewable oils.

•

United Flight 1403 on Solajet™ – the First Commercial Flight on Biofuels in the U.S.; Letter of Intent for 20 Million Gallons a Year with United. United Airlines conducted the first commercial passenger flight in the U.S. on biofuel. The flight from Houston to Chicago used Solazyme’s algae-derived Solajet™ renewable jet fuel in a 40/60 blend. Additionally, the Company signed a non-binding letter of intent with United Airlines to supply 20 million gallons (approximately 70,000 MTs) per year of renewable jet fuel starting in 2014.

•

Introduces New Product Lines and Expands Distribution for Algenist™ in 146 Sephora inside jcpenney Stores. Solazyme doubled its Algenist line in the market, with four new SKUs, while increasing retail distribution by over 15% through the addition of Sephora inside jcpenney stores. The expansion into Sephora inside jcpenney is Algenist’s sixth major distribution agreement and increases the brand’s global retail presence to over 1,000 locations including Sephora, Space NK, QVC, and The Shopping Channel.

•

Continued Expansion of Management Team at Solazyme. Jeff Webster joined the Company as Chief Operating Officer on September 12, 2011, bringing significant experience in the advanced biofuels and nutrition markets. He joins Solazyme from Tyson Foods where as Group Vice President and General Manager of the Renewable Products business he had full P&L responsibility for $500M in revenue. Mr. Webster was responsible for initiating, funding and building the Dynamic Fuels plant in Geismar, Louisiana – America’s first commercial scale (75M gallons per year) advanced biofuels facility. He has vast experience building new growth platforms at large commercial organizations.

Conference Call

Solazyme will hold a conference call for investors on November 7, 2011 at 1:30 p.m. PT (4:30 p.m. ET). Investors may access the call by dialing 973.409.9250. A live webcast of the call will be available from the Investor Relations section of www.solazyme.com. A recording of the call will also be available by calling 404.537.3406; access code 17752851 beginning approximately two hours after the call, and will be available for one week. A webcast replay from today’s call will also be available from the Investor Relations section of www.solazyme.com approximately two hours after the call and will be available for up to thirty days.

About Solazyme, Inc.

Solazyme, Inc. is a renewable oil and bioproducts company that transforms a range of low-cost plant-based sugars into high-value oils. Headquartered in South San Francisco, Solazyme’s renewable products can replace or enhance oils derived from the world’s three existing sources – petroleum, plants and animal fats. Initially, Solazyme is focused on commercializing its products into three target markets: (1) fuels and chemicals, (2) nutrition and (3) skin and personal care. For more information, please visit our website: http://www.solazyme.com

Solazyme®, the Solazyme logo and other trademarks or service names are the trademarks of Solazyme, Inc.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission: non-GAAP net loss and non-GAAP net loss per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, see “Reconciliation of GAAP to Non-GAAP Net-Loss Per Share” included in the tables to this press release.

These non-GAAP measures are provided to enhance investors’ overall understanding of Solazyme’s current financial performance and Solazyme ‘s prospects for the future. Specifically, Solazyme believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results and business outlook.

For its internal budgeting process, Solazyme’s management uses financial measures that do not include stock-based compensation expense or special one-time expenses such as non-cash losses due to warrant revaluations. In addition to the corresponding GAAP measures, Solazyme’s management also uses the foregoing non-GAAP measures in reviewing the financial results of Solazyme. Solazyme excludes stock-based compensation expenses and special non-cash one-time charges from its non-GAAP measures primarily because they are non-cash expenses that management does not believe are reflective of ongoing operating results.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Solazyme, including statements that involve risks and uncertainties concerning: the commercialization plans and commercialization timetable for its tailored oils and applications thereof; the future market demand for its tailored oils; the timetable of its manufacturing scale-up and the volume of oils that may be produced from such scale-up; the ability of its feedstock agreements to support its tailored oil production capacity requirements; the timetable for completion of the production plant in Brazil; the timetable for production at the Phase I facility and construction of the Phase II facility in Lestrem, France; the timetable for production at its Peoria facility; business and financial benefits to its partners and the timeframe thereof; and its future ability to sign commercial partnerships and secure additional feedstock. When used in this press release, the words “will”, “expects”, “intends” and other similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Solazyme, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this press release due to a number of risks and uncertainties. Potential risks and uncertainties include, among others: Solazyme’s limited operating history; its limited history in commercializing products; implementation risk in deploying new technologies; its limited experience in constructing and operating commercial manufacturing facilities; delays related to construction, facilitization or start-up of production facilities; its access to adequate supply of feedstock on favorable terms; its ability to enter into and maintain strategic collaborations; its ability to obtain requisite regulatory approvals; and its access, on favorable terms, to any required financing. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Solazyme.

In addition, please refer to the documents that Solazyme, Inc. files with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 for a discussion of these and other risks. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Solazyme is not under any duty to update any of the information in this press release.

SOLAZYME, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three and nine months ended September 30, 2011 and 2010

In thousands, except per share amounts

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(Unaudited)
Revenues
Research and development programs	$7,051	$4,632	$18,542	$14,800
Product revenue	$1,886	$—	5,535	—

Total revenues	8,937	4,632	24,077	14,800

Operating expenses (1)
Cost of product revenue	554	—	1,592	—
Research and development	10,866	9,260	28,692	21,841
Sales, general and administrative	11,527	4,331	28,591	11,415

Total operating expenses	22,947	13,591	58,875	33,256

Loss from operations	(14,010)	(8,959)	(34,798)	(18,456)

Other income (expense)
Net interest and other income	(76)	35	115	(105)
Loss from change in fair value of warrant liabilities	—	—	(3,637)	(638)

Total other income (expense)	(76)	35	(3,522)	(743)

Net loss	(14,086)	(8,924)	(38,320)	(19,199)
Accretion on redeemable convertible preferred stock	—	(33)	(60)	(103)

Net loss attributable to Solazyme, Inc. common stockholders	$(14,086)	$(8,957)	$(38,380)	$(19,302)

Net loss per share attributable to Solazyme, Inc. common stockholders, basic and diluted	$(0.24)	$(0.77)	$(1.15)	$(1.70)

Weighted average number of common shares used in loss per share computation, basic and diluted	59,508	11,708	33,272	11,364

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(Unaudited)
Reconciliation of GAAP to non-GAAP net loss per share:
In thousands, except per share amounts

Net loss attributable to Solazyme, Inc. common stockholders	$(14,086)	$(8,957)	$(38,380)	$(19,302)
Loss from change in fair value of warrant liabilities	—	—	3,637	638
(1) Operating expenses include stock-based compensation expense as follows:
Research and development	534	113	1,567	282
Sales, general and administrative	2,018	231	6,008	673

Total stock-based compensation expense	2,552	344	7,575	955

Net loss attributable to Solazyme, Inc. common stockholders (non-GAAP)	$(11,534)	$(8,613)	$(27,168)	$(17,709)

Loss per share attributable to Solazyme, Inc. common stockholders (GAAP)	$(0.24)	$(0.77)	$(1.15)	$(1.70)
Loss from change in fair value of warrant liabilities	—	—	0.11	0.06
Stock-based compensation expense	0.05	0.03	0.22	0.08

Net loss per share attributable to Solazyme,Inc. common stockholders (non-GAAP)	$(0.19)	$(0.74)	$(0.82)	$(1.56)

SOLAZYME, INC.

Condensed Consolidated Balance Sheets

In thousands

	September 30, 2011	December 31, 2010
	(Unaudited)
Current assets
Cash and cash equivalents	$113,200	$32,497
Marketable securities	137,383	49,533
Accounts receivable	1,156	670
Unbilled revenue	5,164	3,467
Inventories	3,194	—
Prepaids and other current assets	4,396	1,816

Total current assets	264,493	87,983

Property, plant and equipment – net	22,319	5,693
Other assets	301	308

Total assets	$287,113	$93,984

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)

Current liabilities
Accounts payable	$5,038	$6,137
Accrued liabilities	7,549	4,320
Current portion of long-term debt	4,673	50
Deferred revenue	914	1,363
Preferred stock warrant liability	—	2,961
Other current liabilities	81	—

Total current liabilities	18,255	14,831
Other liabilities	560	728
Long-term debt	15,837	179

Total liabilities	34,652	15,738

Commitments and contingencies

Redeemable convertible preferred stock
Preferred stock – Series A	—	2,991
Preferred stock – Series B	—	8,645
Preferred stock – Series C	—	56,943
Preferred stock – Series D	—	59,734

Total redeemable convertible preferred stock	—	128,313

Stockholders’ equity (deficit)
Common stock	60	12
Additional paid-in capital	344,382	4,393
Notes receivable from stockholders	—	(1,597)
Accumulated other comprehensive loss	(766)	(40)
Accumulated deficit	(91,215)	(52,835)

Total stockholders’ equity (deficit)	252,461	(50,067)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$287,113	$93,984

Contacts

Solazyme, Inc.

Public Relations:

Genet Garamendi

press@solazyme.com

or

The Blueshirt Group

Chris Danne, Maria Riley

415-217-7722

chris@theblueshirtgroup.com

maria@theblueshirtgroup.com